EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

ARCHER DANIELS MIDLAND COMPANY

June 30, 2003

Following is a list of the Registrant's subsidiaries showing the percentage of voting securities owned:
	Organized Under Laws of	Ownership
ADM Worldwide Holdings LP (A)	Cayman Islands	100
ADM Europe BV (B)	Netherlands	100
ADM Canadian Holdings BV (C)	Netherlands	100
ADM Agri-Industries Company (D)	Canada	100
ADM International Ltd. (E)	United Kingdom	100
ADM Ireland Holdings Ltd. (F)	Ireland	100
ADM Ringaskiddy Unlimited Liability Co. (G)	Ireland	100
ADM German Holdings BV (H)	Netherlands	100
ADM European Management Holding GmbH & Co. KG (I)	Germany	100

(A) ADM Worldwide Holdings LP owns ADM Europe BV and twelve subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(B) ADM Europe BV owns ADM Canadian Holdings BV, ADM International Ltd., and ADM Ireland Holdings Ltd. and forty-five subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(C) ADM Canadian Holdings BV has one subsidiary company, ADM Agri-Industries Company.

(D) ADM Agri-Industries Company has fifteen subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(E) ADM International Ltd. has forty-three subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(F) ADM Ireland Holdings Ltd. has one subsidiary company, ADM Ringaskiddy Unlimited Liability Co.

(G) ADM Ringaskiddy Unlimited Liability Co. owns ADM German Holdings BV and one subsidiary company whose name has been omitted because it is not a significant subsidiary.

(H) ADM German Holdings BV owns ADM European Management Holding GMBH & Co. KG and one subsidiary company whose name has been omitted because it is not a significant subsidiary.

(I) ADM European Management Holding GMBH & Co. KG owns forty-three subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

The names of fifty-nine domestic subsidiaries and sixty international subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.